As filed with the Securities and Exchange Commission on May 16, 2002
                                            Registration No. __________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                   ROXIO, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

               Delaware                                       77-0551214
    (State or Other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

                455 El Camino Real, Santa Clara, California 95050
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                           ROXIO, INC. 2001 STOCK PLAN
                  ROXIO, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                               -------------------

                              Wm. Christopher Gorog
                      President and Chief Executive Officer
                                   Roxio, Inc.
                455 El Camino Real, Santa Clara, California 95050
                                 (408) 367-3100
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                             Karen K. Dreyfus, Esq.
                              O'Melveny & Myers LLP
                                 990 Marsh Road
                        Menlo Park, California 94025-1949
                                 (650) 473-2600
                               -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                               Proposed
Title Of           Amount          Proposed    Maximum           Amount Of
Securities         To Be           Maximum     Aggregate         Registration
To Be              Registered      Offering    Offering          Fee
Registered                         Price Per   Price
                                      Unit
--------------------------------------------------------------------------------

Common Stock,      1,618,444(1)(2) $19.04(3)  $30,815,174(3)     $2,835(3)
par value          shares
$0.001
per share,
issuable
under the
Roxio, Inc.
2001 Stock
Plan
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Common Stock,      100,000(1)(2)   $19.04(3)  $1,904,000(3)     $176(3)
par value          shares
$0.001
per share,
issuable
under the
Roxio, Inc.
2001 Employee
Stock
Purchase Plan
--------------------------------------------------------------------------------
Totals             1,718,444(1)(2) $19.04(3)  $32,719,174(3)    $3,011(3)
                   shares
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Roxio, Inc. 2001 Stock Plan or the Roxio, Inc. 2001 Employee Stock Purchase Plan, as applicable, may become subject to the plan.

(2) Each share is accompanied by a Preferred Stock Purchase Right pursuant to a Preferred Stock Rights Agreement, dated as of May 18, 2001, between Roxio, Inc. (the "Company") and Mellon Investor Services, LLC, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 14, 2002, as reported on the Nasdaq National Market System.

       The Exhibit Index for this Registration Statement is at page 5.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Company filed with the Commission are incorporated herein by reference:

    (a) The Company's Registration Statement on Form S-8 filed with the Commission on May 10, 2001 (Registration Number 333-60640);

    (b) The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2001, filed with the Commission on June 29, 2001;

    (c) The Company's Quarterly Reports on Forms 10-Q for its fiscal quarters ended June 30, 2001, September 30, 2001, and December 31, 2001, filed with the Commission on August 14, 2001, November 14, 2001, and February 14, 2002, respectively;

    (d) The Company's Current Reports on Forms 8-K filed with the Commission on May 22, 2001, December 7, 2001, and February 12, 2002, as amended April 15, 2002;

    (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission on February 21, 2001 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description; and

    (f) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 8.     EXHIBITS

      See the attached Exhibit Index at page 5.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 15, 2002.

                                    By:  /S/ WM. CHRISTOPHER GOROG
                                         -------------------------------------
                                        Wm. Christopher Gorog
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and R. Elliot Carpenter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                       DATE

/S/ WM. CHRISTOPHER GOROG  President, Chief Executive          May 15, 2002
-------------------------  Officer and Director
Wm. Christopher Gorog      (Principal Executive Officer)


/S/ R. ELLIOT CARPENTER    Vice President and Chief            May 15, 2002
------------------------   Financial Officer (Principal
R. Elliot Carpenter        Financial and Accounting
                           Officer)


/S/ VERNON E. ALTMAN       Director                            May 15, 2002
-----------------------
Vernon E. Altman


/S/ RICHARD J. BOYKO       Director                            May 15, 2002
-----------------------
Richard J. Boyko


/S/ JOSEPH C. KACZOROWSKI  Director                            May 15, 2002
-------------------------
Joseph C. Kaczorowski


/S/ ROBERT RODIN           Director                            May 15, 2002
----------------------
Robert Rodin

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT


4.1       Roxio, Inc. 2001 Stock Plan (incorporated by reference to Exhibit
          10.12 to Amendment No. 5 to the Company's Registration Statement on Form 10, filed with the Commission on May 1, 2001).

4.2 Roxio, Inc. 2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Company's Registration Statement on Form 10, filed with the Commission on May 1, 2001).

5.        Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of PricewaterhouseCoopers LLP (consent of independent accountants).

23.2 Consent of PricewaterhouseCoopers LLP (consent of independent accountants).

23.3      Consent of O'Melveny & Myers LLP (included in Exhibit 5).